Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Tenneco Inc. of our report dated March 15, 2019 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Tenneco Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
March 27, 2019